UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2023

VITAL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 E. Second Street, Suite 1000, Tulsa, Oklahoma	74120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VTLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 25, 2023, in connection with the completion of the previously announced underwritten public offering and sale by Vital Energy, Inc. (the “Company”) of $500.0 million in aggregate principal amount of the Company’s 9.750% senior notes due 2030 (the “2030 Notes”), the Company entered into a fifth supplemental indenture with respect to the 2030 Notes, dated as September 25, 2023 (the “Fifth Supplemental Indenture”), among the Company, the guarantor party thereto, Computershare Trust Company, National Association (“Computershare”) and U.S. Bank Trust Company, National Association, as trustee with respect to the 2030 Notes, supplementing that certain indenture, dated as of March 18, 2015, among the Company, the guarantors party thereto and Computershare, as trustee (together with, as to any time prior to the date on which Computershare succeeded to all or substantially all the corporate trust business of Wells Fargo Bank, National Association (“Wells Fargo”), Wells Fargo, as predecessor trustee, each, collectively, in such capacity, the “Base Trustee”) (as previously supplemented, the “Base Indenture” and, as supplemented by the Fifth Supplemental Indenture, the “2030 Indenture”).

The 2030 Notes will mature on October 15, 2030, with interest accruing at a rate of 9.750% per annum and payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing October 15, 2023. The Company may redeem, at its option, all or part of the 2030 Notes at any time on or after October 15, 2026, at the applicable redemption price plus accrued and unpaid interest to, but not including, the date of redemption. Further, before October 15, 2026, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the 2030 Notes in an amount not exceeding the net cash proceeds from one or more private or public equity offerings at a redemption price of 109.750% of the principal amount of the 2030 Notes, plus accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the 2030 Notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of each such equity offering. If the purchase agreement for the previously announced asset acquisition by the Company from Henry Resources, LLC, Henry Energy LP and Moriah Henry Partners LLC (the “Henry Acquisition”) is terminated prior to the closing of such acquisition, or if the closing of the Henry Acquisition does not otherwise occur on or prior to January 11, 2024, the Company will redeem all of the 2030 Notes at a redemption price equal to 100% of the aggregate issue price of the 2030 Notes, plus accrued and unpaid interest to, but not including, the redemption date.

The 2030 Notes are guaranteed on a senior unsecured basis by Vital Midstream Services, LLC and will be guaranteed by certain of the Company’s future restricted subsidiaries.

The foregoing description of the 2030 Indenture is a summary only and is qualified in its entirety by reference to the complete text of the Base Indenture and the Fifth Supplemental Indenture, as applicable, copies of which are incorporated by reference or attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated into this Item 1.01 by reference.

On September 25, 2023, the Company also completed the previously announced public offering and sale of $400.0 million in aggregate principal amount of the Company’s 10.125% senior notes due 2028 (the “2028 Notes”). The 2028 Notes were issued as additional notes of the same series as the $400,000,000 aggregate principal amount of 10.125% senior notes due 2028 that the Company previously issued on January 24, 2020 pursuant to the Base Indenture, as supplemented by that certain fourth supplemental indenture dated as of January 24, 2020 among the Company, the guarantors party thereto and the Base Trustee, and will be fungible with such previously issued notes.

The offering of the 2030 Notes and 2028 Notes was made pursuant to a prospectus supplement dated September 18, 2023 and the base prospectus dated March 21, 2022, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-263752).

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of March 18, 2015, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC, Garden City Minerals, LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Laredo’s Current Report on Form 8-K (File No. 001-35380) filed on March 24, 2015).
4.2	Fifth Supplemental Indenture, dated as of September 25, 2023, among Vital Energy, Inc., Vital Midstream Services, LLC and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of 9.750% Senior Notes due 2030 (included in Exhibit 4.2).
5.1	Opinion of Akin Gump Strauss Hauer & Feld, LLP.
23.1	Consent of Akin Gump Strauss Hauer & Feld, LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL ENERGY, INC.

Date: September 25, 2023	By:	/s/ Bryan J. Lemmerman
Bryan J. Lemmerman
Senior Vice President and Chief Financial Officer